Exhibit 99.1

WOW! Completes $1.125 Billion Sale of its Ohio Service Areas to Atlantic Broadband

WOW! intends to use $1.0 billion in net proceeds to pay down a portion of the company’s debt

Englewood, Colo. – September 1, 2021 – WOW! Internet, Cable & Phone (NYSE: WOW), a leading broadband service provider, today announced the completion of the sale of its Cleveland and Columbus, Ohio service areas to Atlantic Broadband, a U.S. cable operator and subsidiary of Cogeco Communications Inc. (TSE: CCA) ("Cogeco") for $1.125 billion. From this sale, WOW! expects to use approximately $1.0 billion in net proceeds to pay down a portion of the company’s debt.

The transaction with Atlantic Broadband is one of two separate, previously announced agreements for WOW! to sell a total of five service areas for gross proceeds of $1.8 billion. WOW!’s other agreement to sell its Chicago, Evansville, Indiana, and Anne Arundel, Maryland, service areas for $661 million to Astound Broadband (dba RCN, Grande Communications and Wave Broadband) remains on track to close in the fourth quarter of 2021. The divestitures will strengthen WOW!’s financial position and help accelerate WOW!’s broadband-first strategy, which includes additional investments in edge-outs, greenfield strategies and commercial services.

“The closing of this deal with Atlantic Broadband is a significant step in the execution of our broadband-first strategy, at a critical time in our industry,” said Teresa Elder, CEO of WOW!. “Our strengthened balance sheet bolsters our ability to invest in key growth areas as we continue to provide reliable, accessible and fast broadband solutions to our customers across our remaining service areas. And we are confident that Atlantic Broadband will be a good steward for our Ohio service area employees and customers.”

Since the transaction was initially announced in June of 2021, WOW! has been preparing to transition employees and customers in its Cleveland and Columbus, Ohio, service areas to Atlantic Broadband. WOW! has entered into a Transition Services Agreement with Atlantic Broadband to support post-transaction continuity of service during a transition period.

BofA Securities is acting as financial advisor to WOW!, and Wachtell, Lipton, Rosen & Katz, as well as Honigman LLP, are serving as legal counsel.

About WOW! Internet, Cable & Phone

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes 2.5 million residential, business and wholesale consumers. WOW! provides services in 17 markets, primarily in the Midwest and Southeast, including Illinois, Michigan, Indiana, Maryland, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized seven times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last three consecutive years. Visit wowway.com for more information.

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WOW! Contacts

Investors:

Andrew Posen

Vice President, Head of Investor Relations

303-927-4935; andrew.posen@wowinc.com

Media:

Debra Havins

Senior Director, Corporate Communications

720-527-8214; debra.havins@wowinc.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) on February 24, 2021, and also include the following factors: uncertainties relating to the use of proceeds from the closing of the sale of the Ohio service areas, uncertainties relating to the timing of the consummation of the sale of additional systems to Astound Broadband (the “transactions”); the possibility that any or all of the conditions to the consummation of the transactions may not be satisfied or waived, including failure to receive any required regulatory approvals; the effect of the announcement or pendency of the transaction on the Company’s ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners; and risks relating to potential diversion of management attention from the Company’s ongoing business operations. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.